Exhibit 15




November 11, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Ford Motor Company Registration Statements Nos. 2-95018, 2-95020, 33-9722, 33-14951, 33-19036, 33-36043, 33-36061, 33-39402, 33-50087, 33-50194,
     33-50238, 33-54275, 33-54283, 33-54344, 33-54348, 33-54735, 33-54737,
     33-56785, 33-58255, 33-58785, 33-61107, 33-64605, 33-64607, 333-02735,
     333-20725, 333-27993, 333-28181, 333-46295, 333-47443, 333-47445,
     333-47733, 333-47735, 333-52399, 333-58695, 333-58697, 333-58701,
     333-65703, 333-70447, 333-74313, 333-86127, 333-87619 on Form S-8, and
     333-67209 on Form S-3

Commissioners:

We are aware that our report dated October 14, 1999 on our review of interim financial information of Ford Motor Company (the "Company") as of and for the period ended September 30, 1999 and included in the Company's Quarterly Report on Form 10-Q for the quarter then ended is incorporated by reference in the afore referenced Registration Statements.

Very truly yours,



/s/ PricewaterhouseCoopers LLP
Detroit, Michigan